UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 17, 2006
America Online Latin America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6600 N. Andrews Avenue, Suite 300, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-689-3000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 17, 2006, America Online Latin America, Inc. (“AOLA”), AOL S. de R.L. de C.V. (“AOL Mexico”), AOL Brazil Ltda. (“AOL Brazil”), America Online, Inc. (“America Online”), Time Warner Inc., Aspen Investments LLC and Atlantis Investments LLC entered into a letter agreement (the “Letter Agreement”). The Letter Agreement was entered into in connection with the joint filing by AOLA and its wholly owned subsidiaries, AOL Puerto Rico Management Services, Inc., America Online Caribbean Basin, Inc. and AOL Latin America Management LLC, of a proposed joint plan of reorganization and liquidation and related disclosure statement in their jointly administered chapter 11 bankruptcy cases. The Letter Agreement provides for the payment of certain wind-down costs by AOL Mexico and AOL Brazil to America Online.
A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
On January 17, 2006, AOLA issued a press release announcing the filing of a proposed joint plan of reorganization and liquidation and related disclosure statement in its jointly administered chapter 11 bankruptcy cases. Copies of the joint plan of reorganization and liquidation and the related disclosure statement are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated by reference herein. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

10.1	Letter Agreement, dated as of January 17, 2006, by and among America Online Latin America, Inc., AOL S. de R.L. de C.V., AOL Brazil Ltda., America Online, Inc., Time Warner Inc., Aspen Investments, LLC and Atlantis Investments, LLC.

10.2	Joint Plan of Reorganization and Liquidation.

10.3	Disclosure Statement.

99.1	Press release issued by America Online Latin America, Inc. on January 17, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.
January 18, 2006	By:	/s/ Charles M. Herington
		Name:	Charles M. Herington
		Title:	President and Chief Executive Officer

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